EXHIBIT 4.7

FIRST AMENDMENT AND ALLONGE TO SECURED PROMISSORY NOTE

                        This FIRST AMENDMENT AND ALLONGE (the “Amendment”) to SENIOR SECURED NOTE, dated March 18, 2013, made by ONSTREAM MEDIA CORPORATION (the “Company”), INFINITE CONFERENCING, INC. (“ICI”), ENTERTAINMENT DIGITAL NETWORK, INC. (“EDNI”), AV ACQUISITION, INC. (“AAI”), ONSTREAM CONFERENCING CORPORATION (“OCC”), MEDIA ON DEMAND, INC. (“MOD”), HOTEL VIEW CORPORATION (“HVC”), OSM ACQUISITION INC. (“OSM”) and AUCTION VIDEO JAPAN, INC. (“AVJI”) (the Company, ICI, EDNI, AAI, OCC, MOD, HVC, OSM and AVJI shall be referred to collectively as the “Borrowers”) in favor of SIGMA OPPORTUNITY FUND II, LLC (the “Holder”) in the aggregate principal amount of up to $800,000 (the “Note”) is made and accepted by the Borrowers as of this 14th day of June, 2013.

            Pursuant to an Agreement, dated June 14th, 2013, the Borrowers and Holder have agreed to amend the Note as herein provided.  Accordingly the Note is hereby amended as follows:

            1.         The principal amount due under the Note shall be increased from “up to $800,000” to “$945,000.”

            2.         The definition of “Additional Advance” is hereby amended by changing “$200,000” to “$345,000.”

            3.         The definition of Conversion Amount is hereby amended by changing the phrase “the final $250,000 principal amount” to “the final $395,000 principal amount.”

            4.         The parties agree to substitute the form of Amortization Schedule attached as Exhibit A to this Amendment for the Amortization Schedules attached to the Note and the Note shall be amended accordingly.

            Except as specifically amended hereby, the Note shall remain in full force and effect as issued.  An executed original of this First Amendment and Allonge shall be attached to the original Note and shall constitute collectively one and a singular instrument, and one shall not be negotiated, transferred or conveyed without the other.  All references to the Note in any of the Transaction Documents (as defined in the Note) shall be deemed to refer to the Note as amended by this Amendment and as the same may be further amended, supplemented or modified in accordance with its terms by the parties from time to time.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have executed this First Amendment and Allonge as of the date first written above.

ONSTREAM MEDIA CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

INFINITE CONFERENCING, INC.

 By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ENTERTAINMENT DIGITAL NETWORK, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AV ACQUISITION, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ONSTREAM CONFERENCING CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

MEDIA ON DEMAND

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

HOTEL VIEW CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

OSM ACQUISITION INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AUCTION VIDEO JAPAN, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

Accepted and Agreed to this

14 day of June, 2013.

SIGMA OPPORTUNITY FUND II, LLC

By: Sigma Capital Advisors, LLC, its

managing member

By: /s/ Thom Waye

      Thom Waye, Manager

EXHIBIT A

(Attached Amortization Schedule)

SCHEDULED PAYMENTS ON SUBORDINATED DEBT

a.                  Amortization Schedule - $600,000 Principal Outstanding through June __, 2013 and then increased to $945,000 as of that date

Date	Interest Amount	Advisory Fee	Principal Amount	Total Amount
April 30, 2013 (paid)	$12,133	$5,000		$17,133
May 31, 2013 (paid)	$8,500	$5,000		$13,500
June 30, 2013	$10,945.52	$5,000	$7,000	$22,954.52
July 31, 2013	$13,288.33	$5,000	$12,000	$30,288.33
August 31, 2013	$13,118.33		$12,000	$25,118.33
September 30, 2013	$12,948.33		$12,000	$24,948.33
October 31, 2013	$12,778.33		$22,000	$34,778.33
November 30, 2013	$12,466.67		$22,000	$34,466.67
December 31, 2013	$12,155.00		$22,000	$34,155.00
January 31, 2014	$11,843.33		$22,000	$34,843.33
February 28, 2014	$11,531.67		$22,000	$33,531.67
March 31, 2014	$11,220.00		$22,000	$33,220.00
April 30, 2014	$10,908.33		$35,000	$45,908.33
May 31, 2014	$10,412.50		$35,000	$45,412.50
June 30, 2014	$9,916.67		$35,000	$44,916.67
July 31, 2014	$9,420.83		$40,000	$49,420.83
August 31, 2014	$8,854.17		$40,000	$48,854.17
September 30, 2014	$8,287.50		$40,000	$48,287.50
October 31, 2014	$7,720.83		$50,000	$57,720.83
November 30, 2014	$7,012.50		$50,000	$57,012.50
December 18, 2014	$3,730.68		$445,000	$448,730.68
Total For Period	$219,201.54	$20,000	$945,000	$1,184,201.54

In addition to the advisory fees noted on the above schedule, $55,000 was withheld from the initial loan proceeds of $600,000 and $45,000 will be withheld from the additional $345,000 loan proceeds.